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                                                                   EXHIBIT 10.15

                                   ADDENDUM II
                                       TO
                         SPRINT PCS MANAGEMENT AGREEMENT

Manager:       Georgia PCS Management LLC

Service Area:  Dalton, GA BTA
               Rome, GA BTA
               Macon, GA BTA
               Valdosta, GA BTA
               Waycross, GA BTA
               Brunswick, GA BTA
               Atlanta, GA BTA: only the counties of Gordon, Pickens, Gilmer,
                  Fannin, Union and Towns

     This Addendum II (this "Addendum"), dated as of October 10, 2000, contains certain additional and supplemental terms and provisions to that certain Sprint PCS Management Agreement entered into as of June 8, 1998, by the same parties as this Addendum, which Management Agreement was further amended by that certain Addendum I entered into as of June 8, 1998 (the Management Agreement, as amended by Addendum I, being the "Management Agreement"). The terms and provisions of this Addendum control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modifications made in this Addendum, the remaining provisions of the Management Agreement continues in full force and effect, including, but not limited to, the force majeure provision.

     Capitalized terms used and not otherwise defined in this Addendum have the meanings ascribed to them in the Management Agreement. Section and Exhibit references are to Sections of, and Exhibits to, the Management Agreement, unless otherwise noted.

     The Management Agreement is modified as follows:

     1. Financing. The word "and" is inserted between the words "thereto" and "before" in the last sentence of Section 1.7.

     2. Revised Build-Out Plan.

     (a) Revised Exhibits. Exhibit 2.1 to the Management Agreement is hereby superseded and replaced in its entirety by an Amended Exhibit 2.1 (Revised Effective October 10, 2000) (the "Amended Exhibit") attached to this Addendum. Exhibit 2.1 includes:

          (i)  Buildout Plan Map which sets forth the Full Buildout Coverage
               Area;

          (ii) Buildout Plan Table which sets forth the Full Buildout Date and the covered population percentages for each A Market and B Market; and

          (iii) Buildout Plan Description.


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     (b) Penalty.

     Each penalty described in this subsection will begin accruing at 12:01 am (Kansas City time) on the date six calendar days after the Full Buildout Date set forth in Exhibit 2.1 for that respective market (each a "Penalty Date").

     The A Markets Penalty Amount equals the amount set forth on the following Penalty Table opposite the appropriate range of number of days from and including the Full Buildout Date to and including the date of the last A Market to achieve Full Buildout Coverage.

     The B Markets Penalty Amounts equals the sum of the amounts set forth on the following Penalty Table opposite the appropriate range of number of days from and including the Full Buildout Date to and including the date each B Market achieves Full Buildout Coverage. The B Markets Penalty Amount is the sum of each individual B Market in which Full Buildout Coverage occurs past the respective Full Buildout Date; each individual B Market has a separate penalty amount.

--------------------------------------------------------------------------------
                                                 Full Buildout Penalty Table
--------------------------------------------------------------------------------
Penalty Period                               A Market Penalty   B Market Penalty
--------------------------------------------------------------------------------
6-60 days past the Full                         $ 4,000,000        $2,000,000
Buildout Date
--------------------------------------------------------------------------------
61-90 days past the Full                        $ 6,600,000        $3,300,000
Buildout Date
--------------------------------------------------------------------------------
91-120 days past the Full                       $ 7,900,000        $3,950,000
Buildout Date
--------------------------------------------------------------------------------
121-150 days past the Full                      $11,900,000        $5,950,000
Buildout Date
--------------------------------------------------------------------------------
151- 180 days past the Full                     $15,900,000        $7,950,000
Buildout Date
--------------------------------------------------------------------------------

     (c) Payment of Penalty Amounts.

          (i) Manager will pay each applicable penalty amount on or before (i) the date five business days after the last A Market achieves Full Buildout Coverage and (ii) each date five business days after each B Market achieves Full Buildout Coverage (each a "Payment Date").

          (ii) Manager will also owe Additional Interest on the individual penalty amounts, which Additional Interest is payable in the same manner as the penalty amounts (e.g., timing and form of payment).

          (iii) Manager will pay the aggregate penalty amounts in cash or in Manager Shares, at Sprint PCS's election. Payments of cash will be made via wire transfer in accordance with instructions provided to Manager by Sprint PCs.

     (d) Waiver of Cure Rights.

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          (i)  If Manager does not achieve Full Buildout Coverage in a market by
               11:59 p.m. (Kansas City time) on the 90-Day Threshold, Manager will be in breach of a material term of the Management Agreement. Accordingly, in such event Sprint PCS may declare an Event of Termination under the Management Agreement, and Manager waives any right to a cure period set forth in Section 11.3.3.

          (ii) If Sprint PCS does not declare in writing an Event of Termination within ten business days after the 90-Day Threshold, Sprint PCS waives its right to declare an Event of Termination based on Manager's failure to meet a Full Buildout Date until the 180-Day Threshold. If Manager does not achieve Full Buildout Coverage in a market by 11:59 p.m. (Kansas City time) on the 180-Day Threshold, Manager will be in breach of a material term of the Management Agreement. Accordingly, in such event Sprint PCS may declare an Event of Termination under the Management Agreement, and Manager waives any right to a cure period set forth in
               Section 11.3.3.

     (e) Definitions.

     "90-Day Threshold" means the date 90 calendar days after the Full Buildout Date for a respective A Market or B Market.

     "180-Day Threshold" means the date 180 calendar days after the Full Buildout Date for a respective A Market or B Market.

     "A Markets" means Brunswick and Valdosta as indicated on the amended
Exhibit 2.1.

     "Additional Interest" means the sum of the products of (A) each individual penalty amount, multiplied by (B) 14% per annum, multiplied by (C) the number of calendar days from the respective Penalty Date to the date such penalty amount is actually paid, inclusive, divided by 365.

     "B Markets" means Atlanta - 6 counties (either Calhoun or the Highway 515 corridor), Dalton (either Phase 1 or Phase 3), Macon-Warner Robbins (either Phase 1 or Phase 2), Rome (either Phase 2 or Phase 3), and Waycross (either Phase 2 or Phase 3) as indicated on the amended Exhibit 2.1.

     "Change of Control Transaction" means a transaction that results in a Change of Control of Manager.

     "Full Buildout Coverage" means network coverage of the geographic area described in Exhibit 2.1 in which (i) Manager has met all Sprint PCS standards and Program Requirements for operational and network readiness (which includes but is not limited to completion of the OPAC checklist, OPAC process, test plans, coverage definition, assessment of site readiness, network optimization, operational and systems readiness assessment by the Sprint PCS Operational Readiness Team); (ii) Manager has handset inventory, training completed and point-of-sale materials for Sprint PCS, Sprint PCS National Third Party and local third party retail outlets to meet reasonably expected subscriber demand;
(iii) Manager markets and sells Sprint

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PCS Products and Services through mass advertising (i.e., print, radio and television media); and (iv) Manager has met all Sprint PCS soft launch criteria which means (A) systems are up and functioning, stores contemplated in the OPAC checklist are operational (and open), and activations can occur, (B) soft launch typically occurs one week after network ready date, and one week before hard launch, (C) activations of friendly accounts may occur, but any store traffic is strictly unsolicited; (D) launch-related hiring and training should be completed prior to soft launch.

     "Full Buildout Coverage Area" means the geographic area described in
Exhibit 2.1.

     "Full Buildout Date" means the date set forth on the Buildout Plan Table portion of Exhibit 2.1.

     "Manager Shares" are defined as follows:

     (i) if no Change of Control Transaction has occurred prior to a Payment Date, then the number of membership units of Manager to be issued to Sprint PCS shall be calculated by multiplying (A) the total number of membership units of Manager determined on a fully diluted basis by (B) a fraction, the numerator of which will be the dollar amount that Sprint PCS shall be entitled to receive hereunder and the denominator of which will be the total dollar amount of Manager's total equity in respect of membership units determined on a fully-diluted basis; or

     (ii) if a Change of Control Transaction has occurred prior to a Payment Date, then Sprint PCS shall be entitled to receive the number of shares of the entity acquiring Manager in a Change of Control Transaction (the "Acquirer") as Sprint PCS would have received if the Manager Shares calculation set forth in clause (i) above had occurred and the requisite number of Manager Shares had been issued to Sprint PCS immediately prior to the effective time of any such Change of Control Transaction and Sprint PCS shall also be entitled to receive such other and additional consideration in respect thereof that would have been receivable had such Manager Shares been outstanding as of the effective time of such Change of Control Transaction.

     3. Long-Distance Pricing. (a) The first sentence of Section 3.4 is deleted in its entirety and replaced by the following language:

     Manager must purchase long-distance telephony services from Sprint through Sprint PCS both (i) to provide long-distance telephony service to users of the Sprint PCS Network and (ii) to connect the Service Area Network with the national platforms used by Sprint PCS to provide services to Manager under the agreement and/or the Services Agreement. Pricing for such long distance telephony services will be as set forth in Exhibit 2.1.1 to the Services Agreement. Sprint will bill Sprint PCS for such services rendered to Sprint PCS, Manager and all Other Managers, and in turn, Sprint PCS will bill Manager for the services used by Manager.

     (b) The following sentence is added as a second paragraph in Section 3.4:
"Manager may not resell the long-distance telephony services acquired from Sprint under this Section 3.4."

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     4. Voluntary Resale of Products and Services. Section 3.5.2 is modified by amending the second sentence of the second paragraph in its entirety to read as follows: "If Manager wants handsets of subscribers of resellers with NPA-NXXs of Manager to be activated, Manager must agree to comply with the terms of the program, including its pricing provisions."

     5. Right of Last Offer. Section 3.7 is modified by adding the following language: "(other than backhaul services relating to national platform and IT application connections, which Manager must purchase from Sprint)" both between
(i) "Service Area Network" and "if Manager decides to use" in the first sentence of the first paragraph and (ii) "for these services" and "and the agreement was not made" in the first sentence of the second paragraph.

     6. Non-termination of Agreement. The following language is added at the end of Section 11.5.3 and Section 11.6.4: "but such action does not terminate this Agreement."

     7. Announced Transactions. Section 17.23 is deleted in its entirety.

     8. Additional Terms and Provisions. The phrase "the Addendum also describes" is deleted from the second sentence of Section 17.24, and the following language is inserted at the end of that second sentence: "are described on Exhibit 17.24, and photocopies of any such written agreements have been delivered to Sprint PCS".

     9. Federal Contractor Compliance. A new Section 17.26, the text of which is attached as Exhibit A, is added and incorporated by this reference.

     10. Payment of Fees Under Services Agreement. The second sentence of
Section 3.1 of the Services Agreement is deleted in its entirety and replaced by the following two sentences:

     Except with respect to fees paid for billing-related services, the monthly charge for any fees based on the number of subscribers of the Service Area Network will be determined based on the number of subscribers as of the 15th day of the month for which the charge is being calculated. With respect to fees paid for billing-related services, the monthly charge for any fees based on the number of subscribers will be based on the number of gross activations in the month for which the charge is being calculated plus the number of subscribers of the Service Area Network on the last day of the prior calendar month.

     11. Expedite Fees. If Sprint PCS and Manager agree to pay additional fees to a third party for any efforts associated with expediting completion of any portion of Manager's Build Out Plan or Switch Integration to meet a Network Ready Date (the "NRD") including, but not limited to, payment of expedited fees for microwave relocation, and the NRD is later extended due to Manager action or lack of action, then Manager will have full responsibility for the payment of such fees.

     12. Deletion of Sections. Sections 5, 6, 7, 8 and 11 of Addendum I to the Management Agreement are hereby deleted in their entirety.

     13. Use of Loan Proceeds. Sprint PCS entered into that certain Consent and Agreement with RTFC (which Consent and Agreement, as amended and modified from time to

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time, is referred to as the "RTFC Consent and Agreement") to enable Manager to obtain loans (the "Loans") from RTFC and its successors and assigns (collectively, the "Lenders"). Manager agrees that notwithstanding the permitted uses of the proceeds of the Loans, it will not use the proceeds from any loan or other obligation to which the RTFC Consent and Agreement relates or from any other loan or extension of credit to which the RTFC Consent and Agreement relates for any purpose other than to construct and operate the Service Area Network within the Service Area (as may be amended from time to time) as contemplated under the Management Agreement.

     14. Consent and Agreement Not Assignable. Except as expressly required or permitted in the RTFC Consent and Agreement, Manager may not assign the RTFC Consent and Agreement.

     15. Notices. Manager agrees to promptly give Sprint PCS a copy of any notice Manager receives from the Administrative Agent or any Lender (as those terms are defined in the RTFC Consent and Agreement) and a copy of any notice Manager gives to the Administrative Agent or any Lender. Sprint PCS agrees to promptly give Manager a copy of any notice that Sprint PCS gives to any of such persons.

     16. Counterparts. This Addendum may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

     IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Addendum as of the date first above written.

                                           GEORGIA PCS MANAGEMENT, LLC


                                           By: /s/ Robert Brooks III
                                               ---------------------------------
                                           Name:  Robert Brooks III
                                           Title: Exec VP/COO


                                           SPRINT SPECTRUM L.P.


                                           By: /s/ Thomas E. Mateer
                                               ---------------------------------
                                           Thomas E. Mateer,
                                           Vice President - Affiliations


                                           SPRINTCOM, INC.


                                           By: /s/ Thomas E. Mateer
                                               ---------------------------------
                                           Thomas E. Mateer,
                                           Vice President - Affiliations

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                                           SPRINT COMMUNICATIONS COMPANY L.P.


                                           By: /s/ Ed Mattix
                                               ---------------------------------
                                           Name:  Ed Mattix
                                           Title: Senior Vice President -
                                                  Public Affairs

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